Exhibit 10.4

TEXTRON SPILLOVER SAVINGS PLAN

EFFECTIVE OCTOBER 5, 2015

TEXTRON SPILLOVER SAVINGS PLAN
EFFECTIVE OCTOBER 5, 2015

TABLE OF CONTENTS

Introduction		1

Article I — Definitions		2

1.01	Additional Retirement Contribution	2
1.02	Account	2
1.03	Beneficiary	2
1.04	Board	2
1.05	Change in Control	2
1.06	Compensation	4
1.07	ERISA	4
1.08	Executive Plan	5
1.09	IRC	5
1.10	Key Executive	5
1.11	Key Executive Plan	5
1.12	Participant	5
1.13	Plan	5
1.14	Plan Administrator	5
1.15	Qualified Savings Plan	5
1.16	Separation From Service	5
1.17	Supplemental Shares	6
1.18	Statutory Limit	6
1.19	Textron	6
1.20	Textron Company	6
1.21	Total Disability	6

Article II — Participation		6

2.01	Eligibility	6
2.02	Period of Participation	6

Article III — Spillover Savings Benefit		7

3.01	Supplemental Matching Contribution	7
3.02	Supplemental Retirement Contribution	9

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TABLE OF CONTENTS

Article IV — Vesting		9

4.01	Vesting Schedule	9
4.02	Change in Control	9

Article V — Distribution of Accounts		10

5.01	Separation From Service	10
5.02	Disability or Death	10
5.03	Administrative Adjustments in Payment Date	10
5.04	Distribution Upon Change in Control	10
5.05	Distributions Before July 25, 2007	11

Article VI — Unfunded Plan		11

6.01	No Plan Assets	11
6.02	Top-Hat Plan Status	11

Article VII — Plan Administration		11

7.01	Plan Administrator’s Powers	11
7.02	Delegation of Administrative Authority	11
7.03	Tax Withholding	12
7.04	Use of Third Parties to Assist with Plan Administration	12
7.05	Proof of Right to Receive Benefits	12
7.06	Claims Procedure	12
7.07	Enforcement Following a Change in Control	13

Article VIII — Amendment and Termination		14

8.01	Amendment	14
8.02	Delegation of Amendment Authority	14
8.03	Termination	14
8.04	Distributions Upon Plan Termination	14

Article IX — Miscellaneous		15

9.01	Use of Masculine or Feminine Pronouns	15
9.02	Transferability of Plan Benefits	15
9.03	Section 409A Compliance	16
9.04	Controlling State Law	16
9.05	No Right to Employment	16
9.06	Additional Conditions Imposed	16

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TEXTRON SPILLOVER SAVINGS PLAN

EFFECTIVE OCTOBER 5, 2015

Introduction

The Textron Spillover Savings Plan (the “Plan”) is an unfunded, nonqualified deferred compensation arrangement.  The Plan is a continuation of the defined contribution portions of the Supplemental Benefits Plan for Textron Key Executives (the “Key Executive Plan”) and the Textron Supplemental Benefits Plan for Executives (the “Executive Plan”).  The defined contribution portions of these plans were separated from the defined benefit portions of the plans effective January 1, 2007, and the defined benefit portions were combined to form the Textron Spillover Pension Plan.  The defined contribution portions of the Key Executive Plan and the Executive Plan were continued as separate plans, the Supplemental Savings Plan for Textron Key Executives and the Textron Supplemental Savings Plan for Executives, on and after January 1, 2007.  These two plans were combined, effective January 1, 2008, to form the Textron Spillover Savings Plan.

The Plan provides supplemental savings benefits for designated executives of Textron and its affiliates who participate in the Textron Savings Plan and certain other tax-qualified defined contribution plans.  The Plan provides benefits that would have been payable under the Textron Savings Plan and certain other plans if not for the limits imposed by the Internal Revenue Code of 1986, as amended (the “IRC”).  The Plan has been amended from time to time since the previous restatement.  This restatement of the Plan is effective October 5, 2015, except as otherwise provided, and reflects all amendments that are effective through the date of this restatement.

Appendix A and Appendix B of the Plan set forth the defined contribution provisions of the Key Executive Plan and the Executive Plan as in effect on October 3, 2004, when IRC Section 409A was enacted as part of the American Jobs Creation Act of 2004.  Supplemental savings benefits that were earned and vested (within the meaning of Section 409A) before January 1, 2005, and any subsequent increase that is permitted to be included in such amounts under IRC Section 409A, are calculated and paid solely as provided in Appendix A or Appendix B, whichever is applicable, and are not subject to any other provisions of the Textron Spillover Savings Plan.

A Key Executive’s supplemental savings benefits that were earned or vested after 2004 and before January 1, 2008, under the Key Executive Plan are subject to the provisions of IRC Section 409A.  These benefits are calculated under Appendix A, but are paid exclusively as provided in the Textron Spillover Savings Plan (not including Appendix A).  Although the provisions of the Textron Spillover Savings Plan generally are effective as of January 1, 2008, the provisions that govern the distribution of benefits earned or vested after 2004 under the Key Executive Plan are effective as of January 1, 2005.

Supplemental savings benefits provided under the Executive Plan generally are paid out no later than March 15 following the year in which the benefits are credited to a partici-

pant’s account.  In a few cases, however, supplemental savings benefits that were earned and vested under the Executive Plan before January 1, 2005, remained unpaid as of the date on which this Plan was established.  These benefits were paid to the Participants in a lump sum in January of 2008.  Any benefits that were credited under the Executive Plan between January 1, 2007, and December 31, 2007, shall be paid exclusively as provided in Appendix B.

Appendix A permits a Participant to request a distribution option for the benefits payable under that Appendix.  This special election provision is effective as of July 25, 2007, the date on which the Plan was adopted by the Board.

Article I — Definitions

The following terms shall have the meanings set forth in this Article, unless a contrary or different meaning is expressly provided:

1.01                        “Additional Retirement Contribution” means a contribution that is designated as an “Additional Retirement Contribution” under the Textron Savings Plan, and that is made to an employee who satisfies the eligibility conditions set forth in the Textron Savings Plan and is not eligible to accrue a retirement benefit under a tax-qualified defined benefit plan.

1.02                        “Account” means the bookkeeping entry used to record supplemental contributions and earnings credited to a Participant under the Plan.  A Participant’s Account may include two sub-accounts, a Stock Unit Account and a Moody’s Account, to track earnings on different hypothetical investment funds.  All amounts credited to the Account shall be unfunded obligations of Textron: no assets shall be set aside or contributed to the Plan for the Participant’s benefit.  A Key Executive’s Account does not include supplemental savings benefits that were earned and vested (within the meaning of IRC Section 409A) before January 1, 2005, and any subsequent increase that is permitted to be included in such amounts under IRC Section 409A: these amounts are calculated and paid solely as provided in Appendix A.

1.03                        “Beneficiary” means the person designated under the Plan (including any person who is automatically designated by the terms of the Plan) to receive any death benefit payable with respect to a Participant.  A Participant’s trust or estate may also be the Participant’s Beneficiary.

1.04                        “Board” means the Board of Directors of Textron.

1.05                        “Change in Control” means, for any Participant who was not an employee of a Textron Company on December 31, 2007:

(a)                                 any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”) and of IRC Section 409A) other than Textron, any trustee or other fiduciary holding Textron common stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially similar proportions as their ownership of Textron common stock

(1)                                 becomes (other than by acquisition from Textron or a related company) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of stock of Textron that, together with other stock held by such person or group, possesses more than 50% of the combined voting power of Textron’s then-outstanding voting stock, or

(2)                                 acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) beneficial ownership of stock of Textron possessing more than 30% of the combined voting power of Textron’s then-outstanding stock, or

(3)                                 acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) all or substantially all of the total gross fair market value of all of the assets of Textron immediately prior to such acquisition or acquisitions (where gross fair market value is determined without regard to any associated liabilities); or

(b)                                 a merger or consolidation of Textron with any other corporation occurs, other than a merger or consolidation that would result in the voting securities of Textron outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or

(c)                                  during any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of their appointment or election.

Each of the events described above will be treated as a “Change in Control” only to the extent that it is a change in ownership, change in effective control, or change in the ownership of a substantial portion of Textron’s assets within the meaning of IRC Section 409A.

For any Participant who was an employee of a Textron Company on December 31, 2007, the definition set forth above in this Section 1.05 shall be used to determine whether an event is a “Change in Control” to the extent that the event would alter the time or form of payment of the Participant’s benefit.  To the extent that the event would cause any change in the Participant’s rights under the Plan that does not affect the status of the Participant’s benefit under IRC Section 409A (including, but not limited to, accelerated vesting of the Participant’s benefit or restrictions on amendments to the Plan), the definition set forth in Section 7.03 of Appendix A shall be used to determine whether the event is a “Change in Control.”

1.06                        “Compensation” means, for a Participant for a calendar year beginning after December 31, 2011--

(a)                                 For the Supplemental Matching Contribution described in Section 3.01(a), the compensation that is taken into account to calculate the Participant’s matching contributions under the Qualified Savings Plan for such calendar year; and

(b)                                 For the Supplemental Retirement Contribution described in Section 3.02(a), the compensation that is taken into account to determine the Participant’s Additional Retirement Contribution under the Textron Savings Plan for such calendar year;

subject in each case to the following modifications:

(i)                                     Compensation under subsections (a) and (b), above, shall (1) include any annual compensation (other than commissions described in paragraph (ii) below) that would be included in the applicable compensation if the Participant’s deferral election under the Deferred Income Plan for Textron Executives were disregarded, and (2) be determined without regard to the Statutory Limit, and

(ii)                                  Effective January 1, 2012, Compensation under subsections (a) and (b), above, shall not include commissions.

For years before 2012, Compensation had a different definition, as set forth in the Plan as then in effect.

1.07                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.08                        “Executive Plan” means the Textron Supplemental Benefits Plan for Executives, as in effect before January 1, 2007, and the Textron Supplemental Savings Plan for Executives, as in effect from January 1 through December 31, 2007.  The defined contribution provisions of the Executive Plan are included in this Plan as Appendix B.

1.09                        “IRC” means the Internal Revenue Code of 1986, as amended.  References to any section of the Internal Revenue Code shall include any final regulations interpreting that section.

1.10                        “Key Executive” means an employee of a Textron Company who has been and continues to be designated as a Key Executive under the Plan by Textron’s Chief Executive Officer and Chief Human Resources Officer.

1.11                        “Key Executive Plan” means the Supplemental Benefits Plan for Textron Key Executives, as in effect before January 1, 2007, and the Supplemental Savings Plan for Textron Key Executives, as in effect from January 1 through December 31, 2007.  The defined contribution provisions of the Key Executive Plan are included in this Plan as Appendix A.

1.12                        “Participant” means an employee of Textron who becomes eligible to participate in the Plan pursuant to Section 2.01 (or a predecessor thereto) and whose participation has not been terminated as provided in Section 2.02.

1.13                        “Plan” means this Textron Spillover Savings Plan, as amended and restated from time to time.

1.14                        “Plan Administrator” means Textron or its designees, as described in Section 7.01.

1.15                        “Qualified Savings Plan” means the Textron Savings Plan or another tax-qualified defined contribution plan maintained by a Textron Company that has been designated by the Management Committee of Textron as eligible for supplemental contributions under the Plan.  Any Qualified Savings Plan other than the Textron Savings Plan shall be identified in an appendix to this Plan, and the appendix shall also set forth any special terms or conditions that apply to participants in the Qualified Savings Plan.

1.16                        “Separation From Service” means a Participant’s termination of employment with all Textron Companies, other than by reason of death or Total Disability, that qualifies as a “separation from service” for purposes of IRC Section 409A.

1.17                        “Supplemental Shares” means phantom shares of Textron common stock accumulated and accounted for under the Plan for the purpose of determining the cash value of distributions from a Participant’s Stock Unit Account.

1.18                        “Statutory Limit” means the limit on eligible compensation under tax-qualified defined contribution plans imposed by IRC Section 401(a)(17) or the limit on annual additions imposed by IRC Section 415.

1.19                        “Textron” means Textron Inc., a Delaware corporation, and any successor to Textron Inc.

1.20                        “Textron Company” means Textron or any company controlled by or under common control with Textron within the meaning of IRC Section 414(b) or (c).

1.21                        “Total Disability” means physical or mental incapacity of a Participant who is employed by a Textron Company on the disability date, if the incapacity (a) enables the Participant to receive disability benefits under the Federal Social Security Act, and (b) also qualifies as a “disability” for purposes of IRC Section 409A(a)(2)(C).

Article II — Participation

2.01                        Eligibility.  An employee of a Textron Company shall be eligible to participate in the Plan only if (a) he is a United States citizen or resident, (b) he participates in a Qualified Savings Plan, (c) he receives Compensation (as defined in this Plan) for a Plan Year in excess of the compensation limit under IRC Section 401(a)(17) (as adjusted for changes in the cost of living), and (d) his matching contribution under the Qualified Savings Plan or his Additional Retirement Contribution under the Textron Savings Plan is limited by the Statutory Limit.  An eligible employee shall become a Participant on December 31 of the first calendar year in which all of the requirements in the immediately preceding sentence are satisfied.

2.02                        Period of Participation.  Except as provided in the following sentence, once an individual becomes a Participant, the individual shall remain a Participant until the individual’s Account is fully distributed, or until the individual’s participation in the Plan is terminated by the Board (or by the Chief Executive Officer and the Chief Human Resources Officer) effective as of the following January 1.  If an employee or former employee is not identified in Textron’s records as a Participant as of December 31, 2014, the individual shall not be a Participant, and shall not be entitled to receive any benefit under the Plan, unless the individual becomes a Participant after 2014 pursuant to Section 2.01.

Article III — Spillover Savings Benefit

3.01                        Supplemental Matching Contribution.

(a)                                 Amount of Contribution.  If a Participant contributes at least 10% of his eligible compensation to the Textron Savings Plan during a calendar year, and the Participant is employed by a Textron Company on December 31 of such calendar year, the Participant’s Stock Unit Account under the Plan shall be credited with a supplemental matching contribution for such calendar year equal to the excess, if any, of (1) 5% (i.e., 50% of 10%) of the Participant’s Compensation for such calendar year, over (2) the Participant’s actual matching contribution for such calendar year under the Textron Savings Plan.  If a Participant participates in a Qualified Savings Plan other than the Textron Savings Plan (and the Participant satisfies the eligibility requirements), the Participant shall be eligible to receive a comparable supplemental matching contribution in an amount sufficient to restore the portion of matching contributions lost for the calendar year because of the application of the Statutory Limit to eligible compensation under the Qualified Savings Plan; provided, however, that the matching contributions that would be available under the Qualified Savings Plan if not for the Statutory Limit shall be calculated based on Compensation under Section 1.06 (rather than eligible compensation under the Qualified Savings Plan).  To be credited with a supplemental matching contribution for a calendar year, the Participant must be employed by a Textron Company on December 31 of such calendar year.

(b)                                 Stock Unit Account. The Stock Unit Account shall consist of Supplemental Shares.  Textron shall credit the supplemental matching contribution to a Participant’s Stock Unit Account after the end of the calendar year for which the supplemental matching contribution is made, but not later than March 15 of the following year. The credit shall be made as a number of Supplemental Shares determined as follows:

(i)                                     For credits added before October 1, 2013, by dividing the amount of the supplemental matching contribution for the calendar year by the average of the composite closing prices of Textron common stock, as reported in The Wall Street Journal, for each trading day in the calendar year for which the credit is made; and

(ii)                                  For credits added after September 30, 2013, by dividing the amount of the supplemental matching contribution for the calendar year by the closing price of Textron common stock on the date the credit is posted to the Participant’s Stock Unit Account, as reflected in the Plan’s recordkeeping system.

(c)                                  Crediting Dividend Equivalents and Other Adjustments. Textron shall credit additional Supplemental Shares to a Participant’s Stock Unit Account in each calendar quarter to reflect the dividend equivalents attributable to the Supplemental Shares that were credited to the Participant’s Account on the record date. The number of additional Supplemental Shares shall be determined as follows:

(i)                                     For dividend equivalents added before October 1, 2013, by dividing the dividend amount by the average of the composite closing prices of Textron common stock, as reported in The Wall Street Journal, for the month in which the record date occurs; and

(ii)                                  For dividend equivalents added after September 30, 2013, by dividing the dividend amount by the closing price of Textron common stock on the date the credit is posted to the Participant’s Stock Unit Account, as reflected in the Plan’s recordkeeping system.

The number of Supplemental Shares credited to a Participant’s Stock Unit Account shall be adjusted, without receipt of any consideration by Textron, on account of any stock split, stock dividend, or similar increase or decrease affecting Textron common stock, as if the Supplemental Shares were actual shares of Textron common stock.

(d)                                 Converting Supplemental Shares to Cash. All distributions from the Plan shall be made in cash.  The cash value distributed will be determined by multiplying the value of Textron common stock as of the distribution date by the number of whole and fractional Supplemental Shares in the Participant’s Stock Unit Account as of the distribution date.  The value of a share of Textron common stock as of the distribution date shall be as follows:

(i)                                     For distributions before October 1, 2013, the average of the composite closing prices, as reported in The Wall Street Journal, for the first ten trading days of the calendar month following the Participant’s Separation From Service, death, or Total Disability; and

(ii)                                  For distributions after September 30, 2013, the closing price on the first trading day of the calendar month in which the distribution occurs;

provided, however, that in the case of a distribution upon a Change in Control (under Section 5.04), the value of a share of Textron common stock as of the distribution date shall be the closing price immediately before the Change in Control occurs.

3.02                        Supplemental Retirement Contribution.

(a)                                 Amount of Contribution.  If a Participant receives an Additional Retirement Contribution under the Textron Savings Plan for a calendar year and such Additional Retirement Contribution is limited by the Statutory Limit, the Participant’s Moody’s Account shall be credited with a supplemental retirement contribution for that calendar year equal to the excess, if any, of (1) the Additional Retirement Contribution that the Participant would have received for the calendar year if the amount of such Additional Retirement Contribution had been calculated based on the Participant’s Compensation, over (2) the Participant’s actual Additional Retirement Contribution under the Textron Savings Plan for the calendar year.  The supplemental retirement contribution shall be credited to the Participant’s Moody’s Account as of the same date on which the Additional Retirement Contribution is contributed to the Textron Savings Plan.  The Participant must be employed by a Textron Company on December 31 of the calendar year in order to receive a supplemental retirement contribution for that calendar year.

(b)                                 Moody’s Account.  The Moody’s Account shall earn interest at a monthly interest rate that is one twelfth of the average for the calendar month of the Moody’s Corporate Bond Yield Index as published by Moody’s Investors Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by Textron.  Interest shall be credited on the last day of each calendar month on the average daily balance of the Moody’s Account during the month.  A supplemental retirement contribution shall not begin to earn interest until it is credited to a Participant’s Moody’s Account.

Article IV — Vesting

4.01                          Vesting Schedule.  Except as provided in Section 4.02, a Participant’s Stock Unit Account shall be vested to the same extent that the Participant’s matching contribution account under the Qualified Savings Plan is vested, and a Participant’s Moody’s Account shall be vested to the same extent that the Participant’s Additional Retirement Contribution Account under the Textron Savings Plan is vested.  Any portion of the Participant’s Account that is not vested at the time of the Participant’s Separation From Service shall be forfeited.

4.02                          Change in Control.  In the event of a Change in Control, a Participant’s Account shall become fully vested if the Participant is employed by a Textron Company on the date of the Change in Control.

Article V — Distribution of Accounts

5.01                          Separation From Service.  A Participant’s Account shall be distributed in a lump sum in cash on the first business day of the seventh month following his Separation From Service (or in January 2009, if later).

5.02                          Disability or Death.  If a Participant dies before his Account is distributed, the Participant’s Account shall be distributed in a lump sum in cash on the first business day of the first month that begins at least ninety (90) days after the Participant’s death.  If a Participant suffers a Total Disability before his Account is distributed, the Participant’s Account shall be distributed in a lump sum in cash on the last business day of the month following his Total Disability.  A Participant may designate one or more Beneficiaries to receive the Participant’s Account after his death.  The designation shall be made in writing on a form approved by Textron, and shall be subject to any requirements or conditions established by Textron.  If a Participant does not designate a Beneficiary under the Plan, the Participant’s Beneficiary under the Plan shall be the same as the Participant’s beneficiary under the Qualified Savings Plan.  If a Participant does not have a valid beneficiary designation on file under the Qualified Savings Plan or does not have a balance under the Qualified Savings Plan, the Participant’s Beneficiary under the Plan shall be the default beneficiary prescribed by the Qualified Savings Plan.  If a Beneficiary is receiving installment payments as of December 31, 2007, any remaining installments due after 2007 shall be aggregated and paid in a lump sum on the first business day of January 2008.

5.03                          Administrative Adjustments in Payment Date.  A payment is treated as being made on the date when it is due under the Plan if the payment is made on the due date specified by the Plan, or on a later date that is either (a) in the same calendar year (for a payment whose specified due date is on or before September 30), or (b) by the 15th day of the third calendar month following the date specified by the Plan (for a payment whose specified due date is on or after October 1).  A payment also is treated as being made on the date when it is due under the Plan if the payment is made not more than 30 days before the due date specified by the Plan, provided that the payment is not made earlier than six months after the Participant’s Separation From Service.  A Participant may not, directly or indirectly, designate the taxable year of a payment made in reliance on the administrative rules in this Section 5.03.

5.04                          Distribution Upon Change in Control.  Subject to the following sentence, if a Change in Control also qualifies as a “change in control” under IRC Section 409A, the Participant’s Account shall be paid in a lump sum in cash on the first business day of the month following the Change in Control.  If a Participant’s Separation From Service occurred before the Change in Control, the lump sum payment under this Section 5.04 shall not be made earlier than six months after the Participant’s Separation From Service.

5.05                          Distributions Before January 1, 2008.  Distributions after 2004 and before January 1, 2008, were made in good faith compliance with IRC Section 409A and Internal Revenue Service guidance interpreting IRC Section 409A.

Article VI — Unfunded Plan

6.01                        No Plan Assets.  Benefits provided under this Plan are unfunded obligations of Textron.  Nothing contained in this Plan shall require Textron to segregate any monies from its general funds, to create any trust, to make any special deposits, or to purchase any policies of insurance with respect to such obligations.  If Textron elects to purchase individual policies of insurance on one or more of the Participants to help finance its obligations under this Plan, such individual policies and the proceeds of the policies shall at all times remain the sole property of Textron and neither the Participants whose lives are insured not their Beneficiaries shall have any ownership rights in such policies of insurance.

6.02                        Top-Hat Plan Status.  The Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Article VII — Plan Administration

7.01                        Plan Administrator’s Powers.  Textron shall have all such powers as may be necessary to carry out the provisions hereof. Textron may from time to time establish rules for the administration of this Plan and the transaction of its business. Subject to Section 7.06, any actions by Textron shall be final, conclusive and binding on each Participant and all persons claiming by, through or under any Participant.  Textron (and any person or persons to whom it delegates any of its authority as plan administrator) shall have discretionary authority to determine eligibility for Plan benefits, to construe the terms of the Plan, and to determine all questions arising in the administration of the Plan.  The Board may exercise Textron’s authority as plan administrator, and the authority to administer the Plan may be delegated as provided in Section 7.02.

7.02                        Delegation of Administrative Authority.  The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to administer the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board or officer of Textron to make a further delegation of the authority to administer the Plan.

7.03                          Tax Withholding.  Textron may withhold from benefits paid under this Plan any taxes or other amounts required by law to be withheld.  Textron may deduct from the undistributed portion of a Participant’s benefit any employment tax that Textron reasonably determines to be due with respect to the benefit under the Federal Insurance Contributions Act (FICA), and an amount sufficient to pay the income tax withholding related to such FICA tax.  Alternatively, Textron may require the Participant or Beneficiary to remit to Textron or its designee an amount sufficient to satisfy any applicable federal, state, and local income and employment tax with respect to the Participant’s benefit, or withhold such amount from other wages payable to the Participant.  The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, or local income or employment tax with respect to any benefit under this Plan.  In no event shall Textron or any employee or agent of Textron be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

7.04                        Use of Third Parties to Assist with Plan Administration.  Textron may employ or engage such agents, accountants, actuaries, counsel, other experts and other persons as it deems necessary or desirable in connection with the interpretation and administration of this Plan.  Textron and its committees, officers, directors and employees shall not be liable for any action taken, suffered or omitted by them in good faith in reliance upon the advice or opinion of any such agent, accountant, actuary, counsel or other expert.  All action so taken, suffered or omitted shall be conclusive upon each of them and upon all other persons interested in this Plan.

7.05                        Proof of Right to Receive Benefits.  Textron may require proof of death or Total Disability of any Participant and evidence of the right of any person to receive any Plan benefit.

7.06                        Claims Procedure. A Participant or Beneficiary who believes that he is being denied a benefit to which he is entitled under the Plan (referred to in this Section 7.06 as a “Claimant”) may file a written request with Textron setting forth the claim.  Textron shall consider and resolve the claim as set forth below.  No action shall be filed in any court until the Claimant has exhausted the claims and appeals procedures set forth in this Section 7.06.

(a)                                 Time for Response.  Upon receipt of a claim, Textron shall advise the Claimant that a response will be forthcoming within 90 days.  Textron may, however, extend the response period for up to an additional 90 days for reasonable cause, and shall notify the Claimant of the reason for the extension and the expected response date.  Textron shall respond to the claim within the specified period.

(b)                                 Denial.  If the claim is denied in whole or part, Textron shall provide the Claimant with a written decision, using language calculated to be understood by the Claimant, setting forth (1) the specific reason or reasons for such denial; (2) the specific reference to relevant provisions of this Plan on which such denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; (5) the time limits for requesting a review of the claim; and (6) the Claimant’s right to bring an action for benefits under Section 502(a) of ERISA.

(c)                                  Request for Review.  Within 60 days after the Claimant’s receipt of the written decision denying the claim in whole or in part, the Claimant may request in writing that Textron review the determination.  The Claimant or his duly authorized representative may, but need not, review the relevant documents and submit issues and comment in writing for consideration by Textron.  If the Claimant does not request a review of the initial determination within such 60-day period, the Claimant shall be barred from challenging the determination.

(d)                                 Review of Initial Determination.  Within 60 days after Textron receives a request for review, it will review the initial determination.  If special circumstances require that the 60-day time period be extended, Textron will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

(e)                                  Decision on Review.  All decisions on review shall be final and binding with respect to all concerned parties.  The decision on review shall set forth, in a manner calculated to be understood by the Claimant, (1) the specific reasons for the decision, shall including references to the relevant Plan provisions upon which the decision is based; (2) the Claimant’s right to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information, relevant to his benefits; and (3) the Claimant’s right to bring an action for benefits under Section 502(a) of ERISA.

7.07                        Enforcement Following a Change in Control.  If, after a Change in Control, any claim is made or any litigation is brought by a Participant or Beneficiary to enforce or interpret any provision contained in this Plan, Textron and the “person” or “group” described in Section 1.05 shall be liable, jointly and severally, to reimburse the Participant or Beneficiary for the Participant’s or Beneficiary’s reasonable attorney’s fees and costs incurred during the Participant’s or Beneficiary’s lifetime in pursuing any such claim or litigation, and to pay prejudgment interest at the Prime Rate as quoted in the Money Rates section of The Wall Street

Journal on any money award or judgment obtained by the Participant or Beneficiary, payable at the same time as the underlying award or judgment.  Any reimbursement pursuant to the preceding sentence shall be paid to the Participant no earlier than six months after the Participant’s Separation From Service, and shall be paid to the Participant or Beneficiary no later than the end of the calendar year following the year in which the expense was incurred.  The reimbursement shall not be subject to liquidation or exchange for another benefit, and the amount of reimbursable expense incurred in one year shall not affect the amount of reimbursement available in another year.

Article VIII — Amendment and Termination

8.01                        Amendment.  Subject to subsections (a) and (b), below, the Board or its designee shall have the right to amend, modify, or suspend this Plan at any time by written resolution or other formal action reflected in writing.

(a)                                 No amendment, modification, or suspension shall reduce the amount credited to a Participant’s Account immediately before the effective date of the amendment, modification, or suspension.

(b)                                 Following a Change in Control, no amendment, modification, or suspension shall be made that directly or indirectly reduces any right or benefit provided upon a Change in Control.

An amendment to the Qualified Savings Plan that affects the benefits provided under this Plan shall not be deemed to be an amendment to this Plan, and shall not be subject to the restrictions in subsections (a) and (b), provided that the amendment to the Qualified Savings Plan applies to a broad cross-section of participants in the Qualified Savings Plan, and not only or primarily to Participants in this Plan.

8.02                        Delegation of Amendment Authority.  The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to amend the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board to make a further delegation of the authority to amend the Plan.

8.03                        Termination.  The Board or its designee shall have the right to terminate this Plan at any time before a Change in Control by written resolution.  No termination of the Plan shall reduce a Participant’s Account immediately before the effective date of the termination.

8.04                        Distributions Upon Plan Termination.  Upon the termination of the Plan by the Board with respect to all Participants, and termination of all arrangements spon-

sored by any Textron Company that would be aggregated with the Plan under IRC Section 409A, Textron shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay the Participant’s vested Account in a lump sum, to the extent permitted under IRC Section 409A.  All payments that may be made pursuant to this Section 8.04 shall be made no earlier than the thirteenth month and no later than the twenty-fourth month after the termination of the Plan.  Textron may not accelerate payments pursuant to this Section 8.04 if the termination of the Plan is proximate to a downturn in Textron’s financial health.  If Textron exercises its discretion to accelerate payments under this Section 8.04, it shall not adopt any new arrangement that would have been aggregated with the Plan under IRC Section 409A within three years following the date of the Plan’s termination.

Article IX — Miscellaneous

9.01                        Use of Masculine or Feminine Pronouns.  Unless a contrary or different meaning is expressly provided, each use in this Plan of the masculine or feminine gender shall include the other and each use of the singular number shall include the plural.

9.02                        Transferability of Plan Benefits.

(a)                                 Textron shall recognize the right of an alternate payee named in a domestic relations order to receive all or a portion of a Participant’s benefit under the Plan, provided that (1) the domestic relations order would be a “qualified domestic relations order” within the meaning of IRC Section 414(p) if IRC Section 414(p) were applicable to the Plan (except that the order may require payment to be made to the alternate payee before the Participant’s earliest retirement age), (2) the domestic relations order does not purport to give the alternate payee any right to assets of any Textron Company, (3) the domestic relations order does not purport to allow the alternate payee to defer payments beyond the date when the benefits assigned to the alternate payee would have been paid to the Participant, and (4) the domestic relations order does not require the Plan to make a payment to an alternate payee in any form other than a cash lump sum.

(b)                                 Except as provided in subsection (a) concerning domestic relations orders, no amount payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind to the extent that the assignment or other action would cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  A Participant may, with the written approval of Textron, make an assignment of a benefit for estate planning or similar purposes if the assignment does not cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or subsequently payable, shall be void unless so approved.  Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Participant or Beneficiary.

9.03                        Section 409A Compliance.  The Plan is intended to comply with IRC Section 409A and should be interpreted accordingly.  Any distribution election that would not comply with IRC Section 409A is not effective.  To the extent that a provision of this Plan does not comply with IRC Section 409A, such provision shall be void and without effect.  Textron does not warrant that the Plan will comply with IRC Section 409A with respect to any Participant or with respect to any payment, however.  In no event shall any Textron Company; any director, officer, or employee of a Textron Company (other than the Participant); or any member of Textron be liable for any additional tax, interest, or penalty incurred by a Participant or Beneficiary as a result of the Plan’s failure to satisfy the requirements of IRC Section 409A, or as a result of the Plan’s failure to satisfy any other requirements of applicable tax laws.

9.04                        Controlling State Law.  This Plan shall be construed in accordance with the laws of the State of Delaware.

9.05                        No Right to Employment.  Nothing contained in this Plan shall be construed as a contract of employment between any Participant and any Textron Company, or to suggest or create a right in any Participant of continued employment at any Textron Company.

9.06                        Additional Conditions Imposed.  Textron, the Chief Executive Officer, and the Chief Human Resources Officer may impose such other lawful terms and conditions on participation in this Plan as deemed desirable.

IN WITNESS WHEREOF, Textron Inc. has caused this amended and restated Plan to be executed by its duly authorized officer, to be effective as of October 5, 2015, except where otherwise provided in the Plan.

TEXTRON INC.

By:	/s/ Cheryl Johnson
Cheryl Johnson
Executive Vice President Human Resources

Date:	October 5, 2015

TEXTRON SPILLOVER SAVINGS PLAN

APPENDIX A

DEFINED CONTRIBUTION PROVISIONS
OF THE
SUPPLEMENTAL BENEFITS PLAN FOR
TEXTRON KEY EXECUTIVES

(As in effect before January 1, 2008)

TEXTRON SPILLOVER SAVINGS PLAN
APPENDIX A — KEY EXECUTIVE PLAN

Market Square Profit Sharing Plan Schedule

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TEXTRON SPILLOVER SAVINGS PLAN
APPENDIX A — KEY EXECUTIVE PLAN

Introduction

A.                                    Key Executive Plan
(As in Effect Before January 1, 2007)

Before 2007, the Supplemental Benefits Plan for Textron Key Executives (the “Key Executive Plan”) was a separate unfunded, nonqualified deferred compensation arrangement for designated key executives of Textron and its affiliates.  The Key Executive Plan supplemented key executives’ benefits under Textron’s tax-qualified defined benefit plans and tax-qualified defined contribution plans by providing benefits that exceeded the statutory limits under the Internal Revenue Code (“IRC”).  The Key Executive Plan also provided supplemental pension benefits based on certain elements of key executives’ compensation that were not included in pensionable compensation under the tax-qualified defined benefit plans.

B.                                    Supplemental Savings Plan for Textron Key Executives
(Effective January 1, 2007)

Effective January 1, 2007, the defined benefit portion of the Key Executive Plan was separated from the defined contribution portion of the Key Executive Plan.  The defined benefit portion of the Key Executive Plan continued as part of the Textron Spillover Pension Plan, and the defined contribution portion of the Key Executive Plan continued as a separate plan, the Supplemental Savings Plan for Textron Key Executives.

C.                                    Textron Spillover Savings Plan
(Effective January 1, 2008)

Effective January 1, 2008, the Supplemental Savings Plan for Textron Key Executives and the Textron Supplemental Savings Plan for Executives were merged to form the Textron Spillover Savings Plan.

D.                                    Key Executive Protected Benefits
(Earned and Vested Before 2005)

The portion of Appendix A that follows this Introduction sets forth the defined contribution provisions of the Key Executive Plan as in effect on October 3, 2004, when IRC Section 409A was enacted as part of the American Jobs Creation Act of 2004, with certain modifications imposing additional restrictions on distributions and changing provisions for measuring investment returns.  Key Executives’ supplemental savings benefits that were earned and vested (within the meaning of Section 409A) before January 1, 2005, and any subsequent increase that is permitted to be included in such amounts under Section 409A (“Key Executive Protected Benefits”), are calculat-

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ed and paid solely as provided in Appendix A, and are not subject to any other provisions of the Textron Spillover Savings Plan related to time or form of payment.

The Key Executive Protected Benefits are not intended to be subject to IRC Section 409A.  No amendment to this Appendix A that would constitute a “material modification” for purposes of Section 409A shall be effective unless the amending instrument states that it is intended to materially modify Appendix A and to cause the Key Executive Protected Benefits to become subject to Section 409A.  Although the Key Executive Protected Benefits are not intended to be subject to Section 409A, no Textron Company (nor any director, officer, or other representative of a Textron Company) shall be liable for any adverse tax consequence suffered by a Participant or beneficiary if a Key Executive Protected Benefit becomes subject to Section 409A.

E.                                    Benefits Subject To Section 409A
(Earned or Vested From 2005 Through 2007)

Supplemental savings benefits earned by Key Executives after 2004, and supplemental savings benefits that became vested after 2004, are subject to the provisions of IRC Section 409A.  To the extent that these benefits were earned under the Key Executive Plan before January 1, 2008, the benefits shall be calculated under the provisions of the Key Executive Plan set forth in this Appendix A.  However, any benefits earned or vested under the Key Executive Plan after 2004 shall be paid exclusively as provided in the Textron Spillover Savings Plan (not including any appendix to the Textron Spillover Savings Plan), and shall not be subject to any provision of Appendix A that relates to the payment or distribution of benefits.  Although the provisions of the Textron Spillover Savings Plan generally are effective as of January 1, 2008, the provisions that govern the distribution of benefits earned or vested after 2004 under the Key Executive Plan are effective as of January 1, 2005.

Section 6.03(c) of Appendix A requires a Participant to make an election if the Participant wishes to request one of the distribution options in Section 6.03.  Section 1.08 of the Market Square Profit Sharing Plan Schedule requires a Participant to make an election if the Participant wishes to request one of the distribution options in Section 1.08.  These election provisions are effective as of July 25, 2007, the date on which the Plan was adopted by the Board.

Key Executive Plan

The text that follows sets forth the defined contribution provisions of the Key Executive Plan as in effect on October 3, 2004, and as modified thereafter in certain respects that do not constitute “material modifications” for purposes of IRC Section 409A.  The defined terms in Appendix A relate only to the provisions set forth in Appendix A: they do not apply to any other provisions of the Textron Spillover Savings Plan, and terms defined elsewhere in the Textron Spillover Savings Plan do not apply to Appendix A.  No additional benefits shall accrue or be deferred under Appendix A after December 31, 2007.

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Article I—Definitions

In this Appendix, the following terms shall have the meanings set forth in this Article, unless a contrary or different meaning is expressly provided:

1.01                        “Board” means the Board of Directors of Textron.

1.02                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.03                        “Included Plan” means a Textron defined contribution plan specifically designated by the Board under Article IV.

1.04                        “Key Executive” means an employee of a Textron Company who has been and continues to be designated as a Key Executive under the Plan by Textron’s Chief Executive Officer and Chief Human Resources Officer.

1.05                        “Participant” means a Key Executive who is participating in this Plan pursuant to Article II and, unless the context clearly indicates to the contrary, a former Participant who is entitled to benefits under this Plan.

1.06                        “Plan” means this Supplemental Savings Plan for Textron Key Executives, as amended and restated from time to time.

1.07                        “Savings Plan” means the Textron Savings Plan, as amended and restated from time to time.

1.08                        “Statutory Limit” means any limit on benefits under, or annual additions to, qualified plans imposed by Section 401(a)(17) or 415 of the Internal Revenue Codes of 1954 or 1986, as amended from time to time.

1.09                        “Supplemental Shares” means phantom shares of Textron common stock accumulated and accounted for under this Plan for the purpose of determining the cash value of distributions and transfers from a Participant’s supplemental savings account.

1.10                        “Textron” means Textron Inc., a Delaware corporation, and any successor of Textron Inc.

1.11                        “Textron Company” means Textron or any company controlled by or under common control with Textron.

Article II—Participation

2.01                        A Key Executive shall participate in this Plan if the annual additions to her accounts under the Savings Plan or any Included Plan are limited by one or more Statutory Limits.

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Article III—Supplemental Savings Benefits

3.01                        Textron shall maintain a supplemental savings account and a fixed income account for each Participant who participates in the Savings Plan for making credits, payments, and transfers described in this Article.

3.02                        A Participant who contributes at least 10% of eligible compensation to the Textron Savings Plan each month shall receive a supplemental savings credit.  Textron shall, as of the end of each calendar month, credit Supplemental Shares to each supplemental savings account, equal to the lost employer contribution for the month divided by the average of the composite closing prices of Textron common stock, as reported in The Wall Street Journal for the month.  The lost employer contribution for the month shall be equal to the Participant’s Savings Plan eligible compensation for the month times the Participant’s Savings Plan election percentage (not to exceed 10%) times 50%, less the employer contribution made to the Participant’s Savings Plan Account for the month.

3.03                        In each calendar quarter, Textron shall credit Supplemental Shares to a Participant’s supplemental savings account equal in number to the number of shares of Textron common stock that would have been allocated on account of dividends to the Participant’s supplemental savings account as of that date, based on the following price:

(i)            For credits before October 1, 2013, the average of the composite closing prices of Textron common stock, as reported in The Wall Street Journal, for the month in which the date of record occurs; and

(ii)           For credits after September 30, 2013, the closing price of Textron common stock on the date the credit is posted to the Participant’s supplemental savings account, as reflected in the Plan’s recordkeeping system.

3.04                        Amounts in the fixed income account shall earn interest at a monthly interest rate that is one twelfth of the average for the calendar month of the Moody’s Corporate Bond Yield Index as published by Moody’s Investors Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by Textron.  Interest shall be credited on the last day of each calendar month on the average daily balance of the fixed income account during the month.

3.05                        A Participant who has terminated her Textron employment may transfer amounts in her supplemental savings account to her fixed income account in accordance with the following rules:

(i)            Before October 1, 2013, a Participant may, once each calendar month, request to transfer, in 5% increments (with a minimum transfer of 10% of the supplemental savings account), effective the first calendar day of the month following the minimum notice of three business days, any amount in her supplemental savings account to her fixed income account.  The cash value transferred will be determined

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by multiplying (A) the value of Textron common stock as of the transfer date, times (B) the number of whole and fractional Supplemental Shares in her supplemental savings account as of the end of the month in which the election is made, times (C) the percentage being transferred.  The value of a share of Textron common stock at the transfer date shall be the average of the composite closing prices, as reported in The Wall Street Journal, for the first ten trading days of the effective month.

(ii)                                  After September 30, 2013, a Participant may, once each trading day, request to transfer in 1% increments any amount in her supplemental savings account to her fixed income account.  Such transfer shall take effect as soon as practicable after the request is received and processed.  For purposes of the transfer, the value of a share of Textron common stock shall be the closing price for the first trading day that ends after the request is received and processed, as reflected in the Plan’s recordkeeping system.

If any portion of a Participant’s accounts under the Savings Plan shall be forfeited, a proportionate part of the Participant’s Supplemental Shares also shall be forfeited.

3.06                        The number of Supplemental Shares credited to a Participant’s account under this Article III shall be adjusted, without receipt of any consideration by Textron, on account of any stock split, stock dividend, or similar increase or decrease affecting Textron common stock, as if the Supplemental Shares were actual shares of Textron common stock.

Article IV—Supplemental Included Plan Benefits

4.01                        The Board may cause this Plan to provide supplemental benefits on account of an Included Plan by adopting a Schedule to this Plan.  The Schedule shall specify any special terms or conditions upon which the supplemental benefits shall be provided.  Except as specifically provided in a Schedule, all of the terms and conditions of this Plan shall apply to the Included Plan.

Article V—Unfunded Plan

5.01                        Benefits to be provided under this Plan are unfunded obligations of Textron. Nothing contained in this Plan shall require Textron to segregate any monies from its general funds, to create any trust, to make any special deposits, or to purchase any policies of insurance with respect to such obligations.  If Textron elects to purchase individual policies of insurance on one or more of the Participants to help finance its obligations under this Plan, such individual policies and the proceeds therefrom shall at all times remain the sole property of Textron and neither the Participants whose lives are insured nor their beneficiaries shall have any ownership rights in such policies of insurance.

5.02                        This Plan is intended in part to provide benefits for a select group of management employees who are highly compensated, within the meaning of Sections 201(2), 301(a)(3),

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and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and in part to be an excess benefit plan, pursuant to Section 3(36) of ERISA.

5.03                        No Participant shall be required or permitted to make contributions to this Plan.

Article VI—Plan Administration

6.01                        Textron shall be the plan administrator of this Plan and shall be solely responsible for its general administration and interpretation. Textron shall have all such powers as may be necessary to carry out the provisions hereof. Textron may from time to time establish rules for the administration of this Plan and the transaction of its business. Subject to Section 6.06, any action by Textron shall be final, conclusive, and binding on each Participant and all persons claiming by, through or under any Participant. Textron (and any person or persons to whom it delegates any of its authority as plan administrator) shall have discretionary authority to determine eligibility for Plan benefits, to construe the terms of the Plan, and to determine all questions arising in the administration of the Plan, and shall make all such determinations and interpretations in a nondiscriminatory manner.  The Board may exercise Textron’s authority as plan administrator, and the authority to administer the Plan may be delegated as provided in Section 6.02.

6.02                        The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to administer the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board or officers of Textron to make a further delegation of the authority to administer the Plan.

6.03                        (a)                                 Except as provided in the following sentence, and in subsections (b), (c), and (d), below, the distribution of any account under Article III or Article IV shall be made at the same time, in the same manner, to the same persons and in the same proportions, as is made the payment or distribution under the related Savings Plan or Included Plan, or otherwise as determined by Textron in its sole discretion. However, if a Participant’s supplemental savings account contains 50 or fewer Supplemental Shares at termination, such Participant’s supplemental savings account shall be paid in a single sum.  Textron may withhold from benefits and accounts under this Plan, any taxes or other amounts required by law to be withheld. Notwithstanding any provision to the contrary, no benefit shall be paid to any Participant while employed by Textron.

(b)                                 Each amount then credited to the accounts under Article III and Article IV shall become due and payable to the respective Participants and beneficiaries immediately upon a Change in Control as defined in Section 7.03.

(c)                                  Effective for payments commencing on or after January 1, 2008, Textron has exercised its discretion pursuant to subsection (a) to determine that all distributions shall be made or shall commence at the time of a Participant’s termination of employment (or in

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January 2009, if the Participant’s employment terminated before December 31, 2007) in one of the following forms of payment:

(i)                                     A cash lump sum.

(ii)                                  Annual installments in cash over a period not exceeding 15 years (or the Participant’s life expectancy, if less), calculated each year by dividing the Participant’s unpaid account balance as of January 1 of that year by the remaining number of unpaid installments.  If a Participant dies while receiving installment payments, the remaining installments will be paid in a lump sum to the Participant’s designated beneficiary.

A Participant who wishes to request a form of payment must file an election in a form acceptable to Textron, before the election deadline described below, to indicate her preferred form of payment; but all Participant elections shall be subject to Textron’s discretion to change the elected form of payment.   If a Participant’s supplemental savings account contains 50 or fewer Supplemental Shares at termination, the Participant’s supplemental savings account shall be paid in a cash lump sum at the Participant’s termination of employment.  If a Participant who is still employed by a Textron Company fails to request a form of payment before the end of 2008, such Participant’s account shall be paid in a lump sum in cash six months after the Participant’s termination of employment.  If a Participant’s employment with all Textron Companies has terminated before December 31, 2007, and if the Participant fails to request a form of payment before the end of 2008, such Participant’s account shall be paid in a lump sum in cash in January 2009.

(d)                                 Effective January 1, 2008, any payment to a beneficiary shall be made in a lump sum in the month following the Participant’s death (or in January 2008, if later).  If a beneficiary is receiving installment payments as of December 31, 2007, any remaining installments due after 2007 shall be aggregated and paid in a lump sum in January 2008.

6.04                        Textron may employ or engage such agents, accountants, actuaries, counsel, other experts and other persons as it deems necessary or desirable in connection with the interpretation and administration of this Plan. Textron shall be entitled to rely upon all certifications made by an accountant selected by Textron.  Textron and its committees, officers, directors and employees shall not be liable for any action taken, suffered or omitted by them in good faith in reliance upon the advice or opinion of any such agent, accountant, actuary, counsel or other expert.  All action so taken, suffered or omitted shall be conclusive upon each of them and upon all other persons interested in this Plan.

6.05                        Textron may require proof of death or total disability of any Participant, former Participant or beneficiary and evidence of the right of any person to receive any Plan benefit.

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6.06                        Claims under this Plan shall be filed in writing with Textron, and shall be reviewed and resolved pursuant to the claims procedure in Section 7.06 of the Textron Spillover Savings Plan.

Article VII—Miscellaneous

7.01                        Unless a contrary or different meaning is expressly provided, each use in this Plan of the masculine or feminine gender shall include the other and each use of the singular number shall include the plural.

7.02                        (a)                                 Textron shall recognize the right of an alternate payee named in a domestic relations order to receive all or a portion of a Participant’s benefit under the Plan, provided that (1) the domestic relations order would be a “qualified domestic relations order” within the meaning of IRC Section 414(p) if IRC Section 414(p) were applicable to the Plan (except that the order may require payment to be made to the alternate payee before the Participant’s earliest retirement age), (2) the domestic relations order does not purport to give the alternate payee any right to assets of any Textron Company, (3) the domestic relations order does not purport to allow the alternate payee to defer payments beyond the date when the benefits assigned to the alternate payee would have been paid to the Participant, and (4) the domestic relations order does not require the Plan to make a payment to an alternate payee in any form other than a cash lump sum.

(b)                                   Except as provided in subsection (a) concerning domestic relations orders, no amount payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind to the extent that the assignment or other action would cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  A Participant may, with the written approval of Textron, make an assignment of a benefit for estate planning or similar purposes if the assignment does not cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or subsequently payable, shall be void unless so approved.  Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Participant or beneficiary.

7.03                        Notwithstanding any Plan provision to the contrary, the Board or its designee shall have the right to amend, modify, suspend or terminate this Plan at any time by written ratification of such action; provided, however, that no amendment, modification, suspension or termination:

(1)                                 shall reduce an amount credited to any supplemental account under Article III or Article IV of this Plan immediately before the effective date of the amendment, modification, suspension or termination; or

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(2)                                 shall be made to Section 6.03 or 7.03 following a Change in Control.

If after a Change in Control any claim is made or any litigation is brought by a Participant or beneficiary to enforce or interpret any provision contained in this Plan, Textron and the “person” or “group” described in the next following sentence shall be liable, jointly and severally, to indemnify the Participant or beneficiary and to pay prejudgment interest on any recovery as provided in Section 7.07 of the Textron Spillover Savings Plan.

For purposes of this Plan, a “Change in Control” shall occur if (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) other than Textron, any trustee or other fiduciary holding Textron common stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially the same proportions as their ownership of Textron common stock, is or becomes (other than by acquisition from Textron or a related company) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of more than 30% of the then outstanding voting stock of Textron, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by Textron’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (iii) stockholders of Textron approve a merger or consolidation of Textron with any other corporation, other than a merger or consolidation which would result in the voting securities of Textron outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of Textron approve a plan of complete liquidation of Textron or an agreement for the sale or disposition by Textron of all or substantially all of Textron’s assets.

7.04                        The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to amend the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board to make a further delegation of the authority to amend the Plan.

7.05                        This Plan shall be construed in accordance with the laws of the State of Delaware.

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7.06                        Nothing contained in this Plan shall be construed as a contract of employment between any Participant and any Textron Company, or to suggest or create a right in any Participant to be continued in employment as a Key Executive or other employee of any Textron Company.

7.07                        Textron, the Chief Executive Officer, and the Chief Human Resources Officer may impose such other lawful terms and conditions on participation in this Plan as deemed desirable.

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TEXTRON SPILLOVER SAVINGS PLAN

APPENDIX A

MARKET SQUARE PROFIT SHARING PLAN SCHEDULE

(As in effect before January 1, 2008)

TEXTRON SPILLOVER SAVINGS PLAN

APPENDIX A — KEY EXECUTIVE PLAN

MARKET SQUARE PROFIT SHARING PLAN SCHEDULE

This Schedule to the Supplemental Benefits Plan for Textron Key Executives (the “Key Executive Plan”) was restated effective January 1, 2000, pursuant to Article IV of the Key Executive Plan.  The Schedule is included herein as part of Appendix A to the Textron Spillover Savings Plan.  Except as otherwise expressly provided, Appendix A sets forth the defined contribution provisions of the Key Executive Plan as in effect on October 3, 2004.

1.01                        “Market Square Plan” means The Market Square Profit Sharing Plan, as amended and restated from time to time.

1.02                        Textron shall maintain a stock unit account and a fixed income account for each participant for making credits, payments, and transfers described in this Schedule.

1.03                        Textron shall, in each calendar quarter, credit Supplemental Shares to a Participant’s stock unit account equal in number to the number of shares of Textron common stock that would have been allocated on account of dividends to the Participant’s stock unit account as of that date, based on the following price:

(i)                                     For credits before October 1, 2013, the average of the composite closing prices of Textron common stock, as reported in The Wall Street Journal, for the month in which the date of record occurs; and

(ii)                                  For credits after September 30, 2013, the closing price of Textron common stock on the date the credit is posted to the Participant’s stock unit account, as reflected in the Plan’s recordkeeping system.

1.04                        Amounts in the fixed income account shall earn interest at a monthly interest rate that is the average for the calendar month of the Moody’s Corporate Bond Yield Index as published by Moody’s Investors Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by Textron.  Interest shall be credited on the last day of each calendar month on the average daily balance of the fixed income account during the month.

1.05                        A Participant who has terminated her Textron employment may transfer amounts in her stock unit account to her general fund account in accordance with the following rules:

(i)                                     Before October 1, 2013, a Participant may, once each calendar month, request to transfer, in 5% increments (with a minimum transfer of 10% of the stock unit account), effective the first calendar day of the month following the minimum notice of three business days, any amount in her stock unit account to her general fund account.  The cash value transferred will be determined by multiplying (A) the value of Textron common stock as of the transfer date, times (B) the number of whole and fractional Supplemental Shares in her stock unit account as of the end of the month in which the election is made, times (C) the percentage being trans-

1

ferred. The value of a share of Textron common stock as of the transfer date shall be the average of the composite closing prices, as reported in The Wall Street Journal, for the first ten trading days of the effective month.

(ii)                                  After September 30, 2013, a Participant may, once each trading day, request to transfer in 1% increments any amount in her stock unit account to her fixed income account.  Such transfer shall take effect as soon as practicable after the request is received and processed.  For purposes of the transfer, the value of a share of Textron common stock shall be determined based on the closing price for the first trading day that ends after the request is received and processed, as reflected in the Plan’s recordkeeping system.

1.06                        The number of Supplemental Shares credited to a Participant’s account under this schedule shall be adjusted, without receipt of any consideration by Textron, on account of any stock split, stock dividend, or similar increase or decrease affecting Textron common stock, as if the Supplemental Shares were actually shares of Textron common stock.

1.07                        Subject to Section 1.08, below, benefits shall become payable upon the Participant’s termination of Textron employment or such other time as determined by Textron in its sole discretion.  Textron shall distribute the benefits in accordance with any one or a combination of the following methods after considering any method of payment requested by the Participant or by the beneficiaries entitled to receive the benefits:

(1)                                 Payment in a single sum.

(2)                                 Payment in a number of annual installments, each payable as soon as practicable after the end of each successive calendar year, over a period not exceeding the life expectancy of the payee or his primary beneficiary (whichever is greater) determined as of the date on which the benefits first became payable.  The annual installments shall be calculated each year by dividing the unpaid amount of the benefits as of January 1 of that year by the remaining number of unpaid installments.  Plan benefits payable under Section 1.07 shall begin to be paid not later than April 1 of the calendar year that begins after the date the Participant attains or would have attained age 70½.

1.08                        Effective for payments commencing on or after January 1, 2008, Textron has exercised its discretion pursuant to Section 1.07 to determine that all distributions shall be made or shall commence at the time of a Participant’s termination of employment (or in January 2009, if later) in one of the following forms of payment:

(i)                                     A cash lump sum.

(ii)                                  Annual installments in cash over a period not exceeding 15 years (or the Participant’s life expectancy, if less), calculated each year by dividing the Participant’s unpaid account balance as of January 1 of that year by the remaining number of unpaid installments.  If a Participant dies while receiving installment payments, the remaining installments will be paid in a lump sum to the Participant’s designated beneficiary.

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A Participant who wishes to request a form of payment must file an election in a form acceptable to Textron, before the election deadline described below, to indicate her preferred form of payment; but all Participant elections shall be subject to Textron’s discretion to change the elected form of payment.  If a Participant who is still employed by a Textron Company fails to request a form of payment before the end of 2008, such Participant’s account shall be paid in a lump sum in cash six months after the Participant’s termination of employment.  If a Participant’s employment with all Textron Companies has terminated before December 31, 2008, and if the Participant fails to request a form of payment before the end of 2008, such Participant’s account shall be paid in a lump sum in cash in January 2009.

Effective January 1, 2008, any payment to a beneficiary shall be made in a lump sum in the month following the Participant’s death (or in January 2008, if later).  If a beneficiary is receiving installment payments as of December 31, 2007, any remaining installments due after 2007 shall be aggregated and paid in a lump sum in January 2008.

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TEXTRON SPILLOVER SAVINGS PLAN

APPENDIX B

DEFINED CONTRIBUTION PROVISIONS
OF THE
TEXTRON SUPPLEMENTAL BENEFITS PLAN
FOR EXECUTIVES

(As in effect before January 1, 2008)

TEXTRON SPILLOVER SAVINGS PLAN
APPENDIX B — EXECUTIVE PLAN

Market Square Profit Sharing Plan Schedule

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TEXTRON SPILLOVER SAVINGS PLAN
APPENDIX B — EXECUTIVE PLAN

Introduction

A.                                    Executive Plan
(As in Effect Before January 1, 2007)

Before 2007, the Textron Supplemental Benefits Plan for Executives (the “Executive Plan”) was a separate unfunded, nonqualified deferred compensation arrangement for designated executives of Textron and its affiliates.  The Executive Plan supplemented executives’ benefits under Textron’s tax-qualified defined benefit plans and tax-qualified defined contribution plans by providing benefits that exceeded the statutory limits under the Internal Revenue Code (“IRC”).  The Executive Plan also provided supplemental pension benefits based on certain elements of executives’ compensation that were not included in pensionable compensation under the tax-qualified defined benefit plans.

B.                                    Supplemental Savings Plan for Textron Executives
(Effective January 1, 2007)

Effective January 1, 2007, the defined benefit portion of the Executive Plan was separated from the defined contribution portion of the Executive Plan.  The defined benefit portion of the Executive Plan continued as part of the Textron Spillover Pension Plan, and the defined contribution portion of the Executive Plan continued as a separate plan, the Textron Supplemental Savings Plan for Executives.

C.                                    Textron Spillover Savings Plan
(Effective January 1, 2008)

Effective January 1, 2008, the Supplemental Savings Plan for Textron Key Executives and the Textron Supplemental Savings Plan for Executives were merged to form the Textron Spillover Savings Plan.

D.                                    Executive Protected Benefits
(Earned and Vested Before 2005)

The portion of Appendix B that follows this Introduction sets forth the defined contribution provisions of the Executive Plan as in effect on October 3, 2004, when IRC Section 409A was enacted as part of the American Jobs Creation Act of 2004, with certain modifications imposing additional restrictions on distributions and changing provisions for measuring investment returns.  As provided in Section 3.01 of this Appendix B, supplemental savings benefits under the Executive Plan (other than the Market Square Profit Sharing Plan Schedule) generally were paid out no

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later than March 15 following the year in which the benefits were credited to a Participant’s account.  In a few cases, however, supplemental savings benefits that were earned and vested under the Executive Plan (other than the Market Square Profit Sharing Plan Schedule) before January 1, 2005, remained unpaid as of the date on which the Textron Spillover Savings Plan was established.  These benefits were paid to Participants in a cash lump sum in January of 2008.

Supplemental profit sharing benefits accumulated under the Market Square Profit Sharing Plan Schedule were earned and vested (within the meaning of Section 409A) before January 1, 2005.  These vested benefits, and any subsequent increase that is permitted to be included in such amounts under Section 409A (“Executive Protected Benefits”), are calculated and paid solely as provided in the Market Square Profit Sharing Plan Schedule of this Appendix B, and are not subject to any other provisions of the Textron Spillover Savings Plan related to time or form of payment.  No further supplemental profit sharing benefits have been credited under the Market Square Profit Sharing Plan Schedule since 1999.

The Executive Protected Benefits are not intended to be subject to IRC Section 409A.  No amendment to this Appendix B that would constitute a “material modification” for purposes of Section 409A shall be effective unless the amending instrument states that it is intended to materially modify Appendix B and to cause the Executive Protected Benefits to become subject to Section 409A.  Although the Executive Protected Benefits are not intended to be subject to Section 409A, no Textron Company (nor any director, officer, or other representative of a Textron Company) shall be liable for any adverse tax consequence suffered by a Participant or beneficiary if an Executive Protected Benefit becomes subject to Section 409A.

E.                                    Benefits Subject To Section 409A
(Earned From 2005 Through 2007)

All supplemental savings benefits credited to Participants before 2005 were fully vested before 2005.  Supplemental savings benefits earned by Participants after 2004 are potentially subject to the provisions of IRC Section 409A.  Under the terms of the Executive Plan, as reflected in this Appendix B, however, all supplemental savings benefits credited to a Participant’s account since 2001 have been paid to the Participant in a lump sum in cash no later than March 15 following the year for which they were credited.  Accordingly, amounts credited after 2004 have qualified as “short-term deferrals” that are exempt from IRC Section 409A.  Any supplemental savings benefits that were credited under the Executive Plan for the period between January 1, 2007, and December 31, 2007, were paid to Participants in a lump sum, in cash, no later than March 15, 2008.

Section 1.08 of the Market Square Profit Sharing Plan Schedule requires a Participant to make an election if the Participant wishes to request one of the distribution options in Section 1.08.  This election provision is effective as of July 25, 2007, the date on which the Plan was adopted by the Board.

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Executive Plan

The text that follows sets forth the defined contribution provisions of the Executive Plan as in effect on October 3, 2004, and as modified thereafter in certain respects that do not constitute “material modifications” for purposes of IRC Section 409A.  The defined terms in Appendix B relate only to the provisions set forth in Appendix B: they do not apply to any other provisions of the Textron Spillover Savings Plan, and terms defined elsewhere in the Textron Spillover Savings Plan do not apply to Appendix B.  No additional benefits shall accrue or be deferred under Appendix B after December 31, 2007.

Article I—Definitions

In this Appendix, the following terms shall have the meanings set forth in this Article, unless a contrary or different meaning is expressly provided:

1.01                        “Board” means the Board of Directors of Textron.

1.02                        “Compensation” means eligible compensation as defined by the Participant’s Savings Plan, without regard to Statutory Limits.  Compensation does not include any award under the Textron Quality Management Plan or the Supplemental Bonus Plan for Textron Financial Corporation Executives.

1.03                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.04                        “Included Plan” means a Textron defined contribution plan specifically designated by the Board under Article IV.

1.05                        “Participant” means an executive who is participating in this Plan pursuant to Article II and, unless the context clearly indicates to the contrary, a former Participant who is entitled to benefits under this Plan.

1.06                        “Plan” means this Textron Savings Plan for Executives, as amended and restated from time to time.

1.07                        “Savings Plan” means the Textron Savings Plan, as amended and restated from time to time.

1.08                        “Statutory Limit” means any limit on benefits under, or annual additions to, qualified plans imposed by Sections 401(a)(17) or 415 of the Internal Revenue Codes of 1954 or 1986, as amended from time to time.

1.09                        “Supplemental Shares” means phantom shares of Textron common stock accumulated and accounted for under this Plan for the purpose of determining the cash value of distributions and transfers from a Participant’s supplemental savings account.

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1.10                        “Textron” means Textron Inc., a Delaware corporation, and any successor of Textron Inc.

1.11                        “Textron Company” means Textron or any company controlled by or under common control with Textron.

Article II—Participation

2.01                        An executive shall become eligible to participate in the Plan as of a date specified by Textron.  No executive shall become eligible to participate in the Plan after December 31, 2007.

2.02                        A Participant shall cease to be eligible to participate in the Plan on the date on which he becomes eligible to participate in the Supplemental Savings Plan for Textron Key Executives, or on such earlier date as may be determined by Textron.

Article III—Supplemental Savings Benefits

3.01                        All Participants who contribute 10% of eligible compensation to the Textron Savings Plan shall receive a Supplemental Savings Makeup.  The Supplemental Savings Makeup shall be equal to the Participant’s eligible compensation for the calendar year times 10% times 50% (the hypothetical company match) less the actual employer contribution made to the Participant’s Textron Savings Plan Account for the calendar year.  The Supplemental Savings Makeup shall be paid to the Participant in cash no later than March 15 following the calendar year for which the makeup is paid.

3.02                        Any Participant who has either a Supplemental Savings Account or a Fixed Income Account shall be paid the value of the account in 2002.  Supplemental shares in the Savings Account shall be valued based on the average of the composite closing prices of Textron Common Stock as reported in The Wall Street Journal.

Article IV—Supplemental Included Plan Benefits

4.01                        The Board may cause this Plan to provide supplemental benefits on account of an Included Plan by adopting a Schedule to this Plan. The Schedule shall specify any special terms or conditions upon which the supplemental benefits shall be provided. Except as specifically provided in a Schedule, all of the terms and conditions of this Plan shall apply to the Included Plan.

Article V—Unfunded Plan

5.01                        Benefits to be provided under this Plan are unfunded obligations of Textron. Nothing contained in this Plan shall require Textron to segregate any monies from its general funds, to create any trust, to make any special deposits, or to purchase any policies of insurance with respect to such obligations. If Textron elects to purchase individual policies

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of insurance on one or more of the Participants to help finance its obligations under this Plan, such individual policies and the proceeds therefrom shall at all times remain the sole property of Textron and neither the Participants whose lives are insured nor their beneficiaries shall have any ownership rights in such policies of insurance.

5.02                        This Plan is intended in part to provide benefits for a select group of management employees who are highly compensated, within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and in part to be an excess benefit plan, pursuant to Section 3(36) of ERISA.

5.03                        No Participant shall be required or permitted to make contributions to this Plan.

Article VI—Plan Administration

6.01                        Textron shall be the plan administrator of this Plan and shall be solely responsible for its general administration and interpretation. Textron shall have all such powers as may be necessary to carry out the provisions hereof. Textron may from time to time establish rules for the administration of this Plan and the transaction of its business. Subject to Section 6.06, any action by Textron shall be final, conclusive and binding on each Participant and all persons claiming by, through or under any Participant. Textron (and any person or persons to whom it delegates any of its authority as plan administrator) shall have discretionary authority to determine eligibility for Plan benefits, to construe the terms of the Plan, and to determine all questions arising in the administration of the Plan, and shall make all such determinations and interpretations in a nondiscriminatory manner.  The Board may exercise Textron’s authority as plan administrator, and the authority to administer the plan may be delegated as provided in Section 6.02.

6.02                        The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to administer the Plan to a committee of the Board or to one or more officers of Textron.  The Board may, to the extent permitted by applicable law, authorize a committee of the Board or officers of Textron to make a further delegation of the authority to administer the Plan.

6.03                        All amounts credited to a Participant’s or beneficiary’s Supplemental Savings Account or a Fixed Income Account and not previously distributed shall be paid the Participant or Beneficiary in a lump sum in cash no later than March 15, 2008.

6.04                        Textron may employ or engage such agents, accountants, actuaries, counsel, other experts and other persons as it deems necessary or desirable in connection with the interpretation and administration of this Plan. Textron shall be entitled to rely upon all certifications made by an accountant selected by Textron. Textron and its committees, officers, directors and employees shall not be liable for any action taken, suffered or omitted by them in good faith in reliance upon the advice or opinion of any such agent, accountant, actuary,

5

counsel or other expert. All action so taken, suffered or omitted shall be conclusive upon each of them and upon all other persons interested in this Plan.

6.05                        Textron may require proof of death or total disability of any Participant, former Participant or beneficiary and evidence of the right of any person to receive any Plan benefit.

6.06                        Claims under this Plan shall be filed in writing with Textron, and shall be reviewed and resolved pursuant to the claims procedure in Section 7.06 of the Textron Spillover Savings Plan.

Article VII—Miscellaneous

7.01                        Unless a contrary or different meaning is expressly provided, each use in this Plan of the masculine or feminine gender shall include the other and each use of the singular number shall include the plural.

7.02                        (a)                                                                                 Textron shall recognize the right of an alternate payee named in a domestic relations order to receive all or a portion of a Participant’s benefit under the Plan, provided that (1) the domestic relations order would be a “qualified domestic relations order” within the meaning of IRC Section 414(p) if IRC Section 414(p) were applicable to the Plan (except that the order may require payment to be made to the alternate payee before the Participant’s earliest retirement age), (2) the domestic relations order does not purport to give the alternate payee any right to assets of any Textron Company, (3) the domestic relations order does not purport to allow the alternate payee to defer payments beyond the date when the benefits assigned to the alternate payee would have been paid to the Participant, and (4) the domestic relations order does not require the Plan to make a payment to an alternate payee in any form other than a cash lump sum.

(b)                                   Except as provided in subsection (a) concerning domestic relations orders, no amount payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind to the extent that the assignment or other action would cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  A Participant may, with the written approval of Textron, make an assignment of a benefit for estate planning or similar purposes if the assignment does not cause the amount to be included in the Participant’s gross income or treated as a distribution for federal income tax purposes.  Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or subsequently payable, shall be void unless so approved.  Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Participant or beneficiary.

7.03                        Notwithstanding any Plan provision to the contrary, the Board or its designee shall have the right to amend, modify, suspend or terminate this Plan at any time by written ratifica-

6

tion of such action; provided, however, that no amendment, modification, suspension or termination:

(1)                                 shall reduce an amount credited to any supplemental account under Article III or Article IV of this Plan immediately before the effective date of the amendment, modification, suspension or termination; or

(2)                                 shall be made to Section 6.03 or 7.03 following a Change in Control.

If after a Change in Control any claim is made or any litigation is brought by a Participant or beneficiary to enforce or interpret any provision contained in this Plan, Textron and the “person” or “group” described in the next following sentence shall be liable, jointly and severally, to indemnify the Participant or beneficiary and to pay prejudgment interest on any recovery as provided in Section 7.07 of the Textron Spillover Savings Plan.

For purposes of this Plan, a “Change in Control” shall occur if (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) other than Textron, any trustee or other fiduciary holding Textron common stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially the same proportions as their ownership of Textron common stock, is or becomes (other than by acquisition from Textron or a related company) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of more than 30% of the then outstanding voting stock of Textron, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by Textron’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (iii) stockholders of Textron approve a merger or consolidation of Textron with any other corporation, other than a merger or consolidation which would result in the voting securities of Textron outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of Textron approve a plan of complete liquidation of Textron or an agreement for the sale or disposition by Textron of all or substantially all of Textron’s assets.

7.04                        The Board may, to the extent permitted by applicable law, make a non-exclusive written delegation of the authority to amend the Plan to a committee of the Board or to one or more officers of the Textron.  The Board may, to the extent permitted by law, authorize a committee of the Board to make a further delegation of the authority to amend the Plan.

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7.05                        This Plan shall be construed in accordance with the laws of the State of Delaware.

7.06                        Nothing contained in this Plan shall be construed as a contract of employment between any Participant and any Textron Company, or to suggest or create a right in any Participant to be continued in employment as an executive or other employee of any Textron Company.

7.07                        Textron, the Chief Executive Officer, and the Chief Human Resources Officer may impose such other lawful terms and conditions on participation in this Plan as deemed desirable.

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TEXTRON SPILLOVER SAVINGS PLAN

APPENDIX B

MARKET SQUARE PROFIT SHARING PLAN SCHEDULE

(As in effect before January 1, 2008)

TEXTRON SPILLOVER SAVINGS PLAN

APPENDIX B — EXECUTIVE PLAN

MARKET SQUARE PROFIT SHARING PLAN SCHEDULE

This Schedule to the Textron Supplemental Benefits Plan for Executives (the “Executive Plan”) was restated effective January 1, 2000, pursuant to Article IV of the Executive Plan.  The Schedule is included herein as part of Appendix B to the Textron Spillover Savings Plan.  Except as otherwise expressly provided, Appendix B sets forth the defined contribution provisions of the Executive Plan as in effect on October 3, 2004.

1.01                        “Market Square Plan” means The Market Square Profit Sharing Plan, as amended and restated from time to time.

1.02                        Textron shall maintain a stock unit account and a fixed income account for each participant for making credits, payments, and transfers described in this Schedule.

1.03                        Textron shall, in each calendar quarter, credit Supplemental Shares to a Participant’s stock unit account equal in number to the number of shares of Textron common stock that would have been allocated on account of dividends to the Participant’s stock unit account as of that date, based on the following price:

(i)                                     For credits before October 1, 2013, the average of the composite closing prices of Textron common stock, as reported in The Wall Street Journal, for the month in which the date of record occurs; and

(ii)                                  For credits after September 30, 2013, the closing price of Textron common stock on the date the credit is posted to the Participant’s stock unit account, as reflected in the Plan’s recordkeeping system.

1.04                        Amounts in the fixed income account shall earn interest at a monthly interest rate that is the average for the calendar month of the Moody’s Corporate Bond Yield Index as published by Moody’s Investors Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by Textron.  Interest shall be credited on the last day of each calendar month on the average daily balance of the fixed income account during the month.

1.05                        A Participant who has terminated her Textron employment may transfer amounts in her stock unit account to her general fund account in accordance with the following rules:

(i)                                     Before October 1, 2013, a Participant may, once each calendar month, request to transfer, in 5% increments (with a minimum transfer of 10% of the stock unit account), effective the first calendar day of the month following the minimum notice of three business days, any amount in her stock unit account to her general fund account.  The cash value transferred will be determined by multiplying (A) the value of Textron common stock, times (B) the number of whole and fractional Supplemental Shares in her stock unit account as of the end of the month in which the election is made, times (C) the percentage being transferred.  The value of a

1

share of Textron common stock at the transfer date shall be the average of the composite closing prices, as reported in The Wall Street Journal, for the first ten trading days of the effective month.

(ii)                                  After September 30, 2013, a Participant may, once each trading day, request to transfer in 1% increments any amount in her stock unit account to her fixed income account.  Such transfer shall take effect as soon as practicable after the request is received and processed.  For purposes of the transfer, the value of a share of Textron common stock shall be determined based on the closing price for the first trading day that ends after the request is received and processed, as reflected in the Plan’s recordkeeping system.

1.06                        The number of Supplemental Shares credited to a Participant’s account under this schedule shall be adjusted, without receipt of any consideration by Textron, on account of any stock split, stock dividend, or similar increase or decrease affecting Textron common stock, as if the Supplemental Shares were actually shares of Textron common stock.

1.07                        Subject to Section 1.08, below, benefits shall become payable upon the Participant’s termination of Textron employment or such other time as determined by Textron in its sole discretion.  Textron shall distribute the benefits in accordance with any one or a combination of the following methods after considering any method of payment requested by the Participant or by the beneficiaries entitled to receive the benefits:

(1)                                 Payment in a single sum.

(2)                                 Payment in a number of annual installments, each payable as soon as practicable after the end of each successive calendar year, over a period not exceeding the life expectancy of the payee or his primary beneficiary (whichever is greater) determined as of the date on which the benefits first became payable.  The annual installments shall be calculated each year by dividing the unpaid amount of the benefits as of January 1 of that year by the remaining number of unpaid installments.  Plan benefits payable under Section 1.07 shall begin to be paid not later than April 1 of the calendar year that begins after the date the Participant attains or would have attained age 70½.

1.08                        Effective for payments commencing on or after January 1, 2008, Textron has exercised its discretion pursuant to Section 1.07 to determine that all distributions shall be made or shall commence at the time of a Participant’s termination of employment (or in January 2009, if later) in one of the following forms of payment:

(i)                                     A cash lump sum.

(ii)                                  Annual installments in cash over a period not exceeding 15 years (or the Participant’s life expectancy, if less), calculated each year by dividing the Participant’s unpaid account balance as of January 1 of that year by the remaining number of unpaid installments.  If a Participant dies while receiving installment payments, the remaining installments will be paid in a lump sum to the Participant’s designated beneficiary.

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A Participant who wishes to request a form of payment must file an election in a form acceptable to Textron, before the election deadline described below, to indicate her preferred form of payment; but all Participant elections shall be subject to Textron’s discretion to change the elected form of payment. If a Participant who is still employed by a Textron Company fails to request a form of payment before the end of 2008, such Participant’s account shall be paid in a lump sum in cash six months after the Participant’s termination of employment.  If a Participant’s employment with all Textron Companies has terminated before December 31, 2008, and if the Participant fails to request a form of payment before the end of 2008, such Participant’s account shall be paid in a lump sum in cash in January 2009.

Effective January 1, 2008, any payment to a beneficiary shall be made in a lump sum in the month following the Participant’s death (or in January 2008, if later).  If a beneficiary is receiving installment payments as of December 31, 2007, any remaining installments due after 2007 shall be aggregated and paid in a lump sum in January 2008.

1.09                        Amounts then credited to the Participant’s accounts under this schedule shall become due and payable to the respective Participants and beneficiaries immediately upon a Change in Control as defined in Section 7.03 of Appendix B.

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TEXTRON SPILLOVER SAVINGS PLAN

APPENDIX C

DAVID P. WITHERS

TEXTRON SPILLOVER SAVINGS PLAN
APPENDIX C — DAVID P. WITHERS

By letter dated December 28, 2011, from J. Scott Hall to David P. Withers (the “Withers Retirement Agreement”), Textron agreed to provide a non-qualified deferred compensation benefit for Mr. Withers in the form of an Additional Retirement Account.  For purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), such Additional Retirement Account is deemed to be an Account under the Plan, and is incorporated by reference herein.

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